UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

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☐	Definitive Proxy Statement

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BAUDAX BIO, INC.

(Name of Registrant as Specified In Its Charter)

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Baudax Bio Announces the Cancellation of Adjourned

Portion of Annual Shareholder Meeting

MALVERN, Pa., May 28, 2021 — Baudax Bio, Inc. (NASDAQ:BXRX) (the “Company”), a pharmaceutical company focused on developing and commercializing innovative products for acute care settings, today announced that it has determined to withdraw from shareholder consideration Proposal 3 set forth in its Definitive Proxy Statement filed with the Securities and Exchange Commission on March 11, 2021, with respect to an increase in the number of shares of common stock authorized for issuance under the Company’s Amended and Restated Certificate of Incorporation. As a result, the Company has determined to cancel the reconvening of its annual meeting of shareholders for the consideration of Proposal 3, which was previously adjourned solely with respect to Proposal 3 to 10:00 a.m. Eastern Time on June 3, 2021. All other items set forth in the Company’s Definitive Proxy Statement were submitted to shareholder vote at the Company’s annual meeting of shareholders on April 7, 2021.

About Baudax Bio

Baudax Bio is a pharmaceutical company focused on developing and commercializing innovative products for acute care settings. The launch of Baudax Bio’s first commercial product ANJESO® began in mid-2020. ANJESO is the first and only 24-hour, intravenous (IV) COX-2 preferential non-steroidal anti-inflammatory (NSAID) for the management of moderate to severe pain, which can be administered alone or in combination with other non-NSAID analgesics. It has successfully completed three Phase III clinical trials, including two pivotal efficacy trials, a large double-blind Phase III safety trial and a Phase IIIb program evaluating ANJESO and its health economic impact in specific surgical settings. In addition to ANJESO, Baudax Bio has a pipeline of other innovative pharmaceutical assets including two novel neuromuscular blocking agents (NMBAs) and a proprietary chemical reversal agent specific to these NMBAs which is currently in preclinical studies. For more information, please visit www.baudaxbio.com.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Such forward-looking statements reflect Baudax Bio’s expectations about its future performance and opportunities that involve substantial risks and uncertainties. When used herein, the words “anticipate,” “believe,” “estimate,” “may,” “upcoming,” “plan,” “target,” “goal”, “intend” and “expect” and similar expressions, as they relate to Baudax Bio or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information available to Baudax Bio as of the date of publication on this internet site and are subject to a number of risks, uncertainties, and other factors that could cause Baudax Bio’s performance to differ materially from those expressed in, or implied by, these forward-looking statements. Baudax Bio assumes no obligation to update any such forward-looking statements. These forward-looking statements should be considered together with the risks and uncertainties that may affect our business and future results included in our filings with the Securities and Exchange Commission at www.sec.gov. These forward-looking statements are based on information currently available to us, and we assume no obligation to update any forward-looking statements except as required by applicable law. These forward looking statements should be considered together with the risks and uncertainties that may affect Baudax Bio’s business and future results included in Baudax Bio’s filings with the Securities and Exchange Commission at www.sec.gov.

CONTACT:

Investor Relations Contact:

Argot Partners Sam Martin / Claudia Styslinger

(212) 600-1902

baudaxbio@argotpartners.com

Media Contact:

Argot Partners

David Rosen

(212) 600-1902

david.rosen@argotpartners.com